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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus pertaining to PNC Bank Corp. Dividend Reinvestment and Stock Purchase Plan and to the incorporation by reference therein of our report dated February 8, 1996, with respect to the consolidated financial statements of PNC Bank Corp. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                         /s/ ERNST & YOUNG LLP


Pittsburgh, Pennsylvania
December 27, 1996